                                                                     EXHIBIT 2.1

================================================================================


                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                      HENDERSON CITIZENS BANCSHARES, INC.
                               HENDERSON, TEXAS

                                      AND

                         RUSK COUNTY BANCSHARES, INC.
                               HENDERSON, TEXAS



                         Dated as of February 6, 2001


================================================================================

                               TABLE OF CONTENTS

ARTICLE I.        ACQUISITION OF RCBI BY HCBI...........................................................   1
         Section 1.01  Merger of New RCBI with and into RCBI............................................   1
                       -------------------------------------
         Section 1.02  Effects of the Merger............................................................   2
                       ---------------------
         Section 1.03  Articles of Incorporation and Bylaws.............................................   2
                       ------------------------------------
         Section 1.04  Directors and Officers...........................................................   2
                       ----------------------
         Section 1.05  Conversion of Securities.........................................................   2
                       ------------------------
         Section 1.06  Shareholders' Meeting............................................................   3
                       ---------------------
         Section 1.07  Delivery of Consideration........................................................   4
                       -------------------------
         Section 1.08  Reservation of Right.............................................................   5
                       --------------------

ARTICLE II.       THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE TIME..................................   6
         Section 2.01  Time and Place of the Closing and Closing Date...................................   6
                       ----------------------------------------------
         Section 2.02  Actions to be Taken at the Closing by RCBI.......................................   6
                       ------------------------------------------
         Section 2.03  Actions to be Taken at the Closing by HCBI.......................................   8
                       ------------------------------------------
         Section 2.04  Further Assurances...............................................................   9
                       ------------------
         Section 2.05  Effective Time...................................................................   9
                       --------------

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF RCBI................................................  10
         Section 3.01  Organization and Qualification...................................................  10
                       ------------------------------
         Section 3.02  Execution and Delivery...........................................................  11
                       ----------------------
         Section 3.03  Capitalization...................................................................  11
                       --------------
         Section 3.04  Compliance with Laws, Permits and Instruments....................................  12
                       ---------------------------------------------
         Section 3.05  RCBI Financial Statements........................................................  13
                       -------------------------
         Section 3.06  Bank Financial Statements........................................................  13
                       -------------------------
         Section 3.07  Litigation.......................................................................  14
                       ----------
         Section 3.08  Consents and Approvals...........................................................  14
                       ----------------------
         Section 3.09  Undisclosed Liabilities..........................................................  14
                       -----------------------
         Section 3.10  Title to Assets..................................................................  14
                       ---------------
         Section 3.11  Absence of Certain Changes or Events.............................................  15
                       ------------------------------------
         Section 3.12  Leases, Contracts and Agreements.................................................  17
                       --------------------------------
         Section 3.13  Taxes............................................................................  18
                       -----
         Section 3.14  Insurance........................................................................  19
                       ---------
         Section 3.15  No Adverse Change................................................................  19
                       -----------------
         Section 3.16  Proprietary Rights...............................................................  19
                       ------------------
         Section 3.17  Transactions with Certain Persons and Entities...................................  19
                       ----------------------------------------------
         Section 3.18  Evidences of Indebtedness........................................................  20
                       -------------------------
         Section 3.19  Condition of Assets..............................................................  20
                       -------------------
         Section 3.20  Environmental Compliance.........................................................  20
                       ------------------------
         Section 3.21  Regulatory Compliance............................................................  21
                       ---------------------
         Section 3.22  Absence of Certain Business Practices............................................  21
                       -------------------------------------
         Section 3.23  Proxy Statement..................................................................  21
                       ---------------
         Section 3.24  Dissenting Shareholders..........................................................  22
                       -----------------------
         Section 3.25  Books and Records................................................................  22
                       -----------------
         Section 3.26  Forms of Instruments, Etc........................................................  22
                       -------------------------
         Section 3.27  Fiduciary Responsibilities.......................................................  22
                       --------------------------
         Section 3.28  Guaranties.......................................................................  22
                       ----------
         Section 3.29  Voting Trust or Buy-Sell Agreements..............................................  22
                       -----------------------------------
         Section 3.30  Employee Relationships...........................................................  22
                       ----------------------
         Section 3.31  Employee Benefit Plans...........................................................  23
                       ----------------------
         Section 3.32  Representations Not Misleading...................................................  24
                       ------------------------------

                                      (i)

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF HCBI................................................  24
         Section 4.01  Organization and Qualification...................................................  24
                       ------------------------------
         Section 4.02  Execution and Delivery...........................................................  24
                       ----------------------
         Section 4.03  Compliance with Laws, Permits and Instruments....................................  25
                       ---------------------------------------------
         Section 4.04  Litigation.......................................................................  25
                       ----------
         Section 4.05  Consents and Approvals...........................................................  25
                       ----------------------
         Section 4.06  Proxy Statement..................................................................  25
                       ---------------
         Section 4.07  Regulatory Approvals.............................................................  25
                       --------------------
         Section 4.08  Ability to Pay Merger Consideration..............................................  26
                       -----------------------------------
         Section 4.09  Accredited Investor; Access to Information.......................................  26
                       ------------------------------------------
         Section 4.10  Representations Not Misleading...................................................  26
                       ------------------------------

ARTICLE V.        COVENANTS OF RCBI.....................................................................  26
         Section 5.01  Best Efforts.....................................................................  26
                       ------------
         Section 5.02  Merger Agreement.................................................................  26
                       ----------------
         Section 5.03  Related Transactions.............................................................  26
                       --------------------
         Section 5.04  Information for Applications.....................................................  26
                       ----------------------------
         Section 5.05  Required Acts of RCBI.  .........................................................  27
                       ---------------------
         Section 5.06  Prohibited Acts of RCBI.  .......................................................  28
                       -----------------------
         Section 5.07  Access; Pre-Closing Investigation................................................  31
                       ---------------------------------
         Section 5.08  Invitations to and Attendance at Directors' and Committee Meetings...............  31
                       ------------------------------------------------------------------
         Section 5.09  Additional Financial Statements..................................................  32
                       -------------------------------
         Section 5.10  Untrue Representations...........................................................  32
                       ----------------------
         Section 5.11  Litigation and Claims............................................................  32
                       ---------------------
         Section 5.12  Adverse Changes..................................................................  32
                       ---------------
         Section 5.13  No Negotiation with Others.......................................................  32
                       --------------------------
         Section 5.14  Consents and Approvals...........................................................  33
                       ----------------------
         Section 5.15  Environmental Investigation; Right to Terminate Agreement........................  33
                       ---------------------------------------------------------
         Section 5.16  Support Agreements and Option Holder Agreements..................................  34
                       -----------------------------------------------
         Section 5.17  Termination of Employee Plans....................................................  34
                       -----------------------------
         Section 5.18  Releases.........................................................................  35
                       --------

ARTICLE VI.       COVENANTS OF HCBI.....................................................................  35
         Section 6.01  Best Efforts.....................................................................  35
                       ------------
         Section 6.02  Merger Agreement.................................................................  35
                       ----------------
         Section 6.03  Information for Applications.....................................................  35
                       ----------------------------
         Section 6.04  Acts of New RCBI.................................................................  36
                       ----------------
         Section 6.05  Untrue Representations...........................................................  36
                       ----------------------
         Section 6.06  Litigation and Claims............................................................  36
                       ---------------------
         Section 6.07  Regulatory and Other Approvals...................................................  36
                       ------------------------------
         Section 6.08  Adverse Change...................................................................  36
                       --------------
         Section 6.09  Employee Benefit Plans...........................................................  36
                       ----------------------
         Section 6.10  Director and Officer Indemnification.............................................  37
                       ------------------------------------

                                     (ii)

ARTICLE VII.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RCBI...........................................  38
         Section 7.01  Compliance with Representations, Warranties and Agreements.......................  38
                       ----------------------------------------------------------
         Section 7.02  Shareholder Approvals............................................................  38
                       ---------------------
         Section 7.03  Government and Other Approvals...................................................  38
                       ------------------------------
         Section 7.04  No Litigation....................................................................  38
                       -------------
         Section 7.05  Fairness Opinion.................................................................  39
                       ----------------

ARTICLE VIII.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HCBI..........................................  39
         Section 8.01  Compliance with Representations, Warranties and Agreements.......................  39
                       ----------------------------------------------------------
         Section 8.02  Shareholder Approvals............................................................  39
                       ---------------------
         Section 8.03  Government and Other Approvals...................................................  39
                       ------------------------------
         Section 8.04  No Litigation....................................................................  40
                       -------------
         Section 8.05  Releases.........................................................................  40
                       --------
         Section 8.06  No Material Adverse Change.......................................................  40
                       --------------------------
         Section 8.07  Employment and Non Compete Agreements............................................  40
                       -------------------------------------
         Section 8.08  Surrender of Options.............................................................  40
                       --------------------

ARTICLE IX.       TERMINATION AND ABANDONMENT...........................................................  41
         Section 9.01  Right of Termination.............................................................  41
                       --------------------
         Section 9.02  Notice of Termination............................................................  42
                       ---------------------
         Section 9.03  Effect of Termination............................................................  42
                       ---------------------
         Section 9.04  Termination Fee..................................................................  43
                       ---------------

ARTICLE X.        CONFIDENTIAL INFORMATION..............................................................  43
         Section 10.01  Definition of "Recipient," "Disclosing Party", "Representative" and "Person"....  43
                        ----------------------------------------------------------------------------
         Section 10.02  Definition of "Subject Information".............................................  44
                        -----------------------------------
         Section 10.03  Confidentiality.................................................................  44
                        ---------------
         Section 10.04  Securities Law Concerns.........................................................  44
                        -----------------------
         Section 10.05  Return of Subject Information...................................................  44
                        -----------------------------
         Section 10.06  Specific Performance/Injunctive Relief..........................................  45
                        --------------------------------------

ARTICLE XI.       MISCELLANEOUS.........................................................................  45
         Section 11.01  Survival of Representations and Warranties......................................  45
                        ------------------------------------------
         Section 11.02  Expenses........................................................................  45
                        --------
         Section 11.03  Brokerage Fees and Commissions..................................................  45
                        ------------------------------
         Section 11.04  Entire Agreement................................................................  45
                        ----------------
         Section 11.05  Further Cooperation.............................................................  46
                        -------------------
         Section 11.06  Severability....................................................................  46
                        ------------
         Section 11.07  Notices.........................................................................  46
                        -------
         Section 11.08  GOVERNING LAW...................................................................  47
                        -------------
         Section 11.09  Multiple Counterparts...........................................................  47
                        ---------------------
         Section 11.10  Certain Definitions.............................................................  47
                        -------------------
         Section 11.11  Specific Performance............................................................  48
                        --------------------
         Section 11.12  Attorneys' Fees and Costs.......................................................  49
                        -------------------------
         Section 11.13  Rules of Construction...........................................................  49
                        ---------------------
         Section 11.14  Binding Effect; Assignment......................................................  49
                        --------------------------
         Section 11.15  Public Disclosure...............................................................  49
                        -----------------
         Section 11.16  Extension; Waiver...............................................................  50
                        -----------------
         Section 11.17  Amendments......................................................................  50
                        ----------

                                     (iii)

                                   EXHIBITS

Exhibit "A"      -      Form of Merger Agreement
-----------
Exhibit "B"      -      Form of Support Agreement
-----------
Exhibit "C"      -      Form of Release to Be Executed By Directors
-----------
Exhibit "D"      -      Form of Release to Be Executed By Officers
-----------


                                   SCHEDULES

Schedule 3.03    -      Options
Schedule 3.04    -      Compliance with Laws, Permits and Instruments
Schedule 3.07    -      Litigation
Schedule 3.08    -      Consents and Approvals
Schedule 3.09    -      Undisclosed Liabilities
Schedule 3.10    -      Liens, Mortgages, Security Interests and Encumbrances
Schedule 3.11    -      Certain Changes or Events
Schedule 3.12    -      Contracts
Schedule 3.14    -      Insurance Matters
Schedule 3.17    -      Transactions With Insiders
Schedule 3.18    -      Credit Information
Schedule 3.20    -      Environmental Matters
Schedule 3.21    -      Regulatory Compliance
Schedule 3.29    -      Voting Trust or Buy-Sell Agreements
Schedule 3.30    -      Employee Relationships
Schedule 3.31    -      Employee Benefit Plans
Schedule 4.05    -      Consents and Approvals
Schedule 6.09    -      Terms of Employment and Non Compete Agreements
Schedule 11.03   -      Brokerage Agreement

                                     (iv)

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 6th day of February, 2001, by and between Henderson Citizens Bancshares, Inc., a Texas corporation and registered bank holding company with its principal offices in Henderson, Texas ("HCBI"), and Rusk County Bancshares, Inc., a Texas corporation and registered bank holding company with its principal offices in Henderson, Texas (the "Company").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, RCBI owns all of the stock of Rusk Delaware Financial Corporation ("RDFC") which in turn owns all of the stock of Peoples State Bank, Henderson, Texas, a Texas banking association (the "Bank");

     WHEREAS, HCBI desires to acquire all of the issued and outstanding stock and options to purchase stock of RCBI through the merger of New RCBI, Inc., a wholly-owned subsidiary of HCBI ("New RCBI") with and into RCBI (the "Merger");

     WHEREAS, HCBI and RCBI believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of HCBI, RCBI and their respective shareholders;

     WHEREAS, HCBI and RCBI desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

     WHEREAS, the respective boards of directors of HCBI and RCBI have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and have authorized the execution hereof;

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:

                                  ARTICLE I.
                          ACQUISITION OF RCBI BY HCBI

     Section 1.01  Merger of New RCBI with and into RCBI. Subject to the terms
                   -------------------------------------
and conditions of this Agreement and the Agreement and Plan of Merger to be entered into between RCBI and New RCBI (the "Merger Agreement"), attached hereto as Exhibit "A", HCBI shall cause New RCBI to be merged with and into RCBI
   -----------
pursuant to the provisions of Part Five of the Texas Business Corporation Act (the "TBCA") and with the effect provided in Article 5.06 of the TBCA.

     Section 1.02  Effects of the Merger. The Merger shall have the effects set
                   ---------------------
forth in Article 5.06 of the TBCA. Following the Merger, RCBI shall continue as the corporation resulting from the Merger (the "Resulting Corporation"), and the separate corporate existence of New RCBI shall cease. The name of the Resulting Corporation shall be "Rusk County Bancshares, Inc." The existing offices and facilities of RCBI immediately preceding the Merger shall be the principal offices and facilities of the Resulting Corporation following the Merger. At the Effective Time (as defined in Section 2.05), all rights, title and interests to all real estate and other property owned by each of New RCBI and RCBI shall be allocated to and vested in the Resulting Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of New RCBI and RCBI shall be allocated to the Resulting Corporation, and the Resulting Corporation shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either New RCBI or RCBI may be continued as if the Merger did not occur, or the Resulting Corporation may be substituted in the proceedings.

     Section 1.03  Articles of Incorporation and Bylaws. The Articles of
                   ------------------------------------
Incorporation and Bylaws, respectively, of the Resulting Corporation shall be as set forth in the Merger Agreement.

     Section 1.04  Directors and Officers. The directors and officers,
                   ----------------------
respectively, of the Resulting Corporation shall be as set forth in the Merger Agreement.

     Section 1.05  Conversion of Securities. At the Effective Time:
                   ------------------------

            A. All of the shares of common stock of RCBI, par value $2.00 per share (the "RCBI Stock") issued and outstanding as of the Effective Time, including all of the shares of RCBI Stock (the "Option Shares") to be issued upon the exercise of options to acquire shares of RCBI Stock (the "Options"), shall be converted into the right to receive from HCBI, an aggregate amount in cash equal to the sum of (i) $12,550,000 plus (ii) if
                                                                  ----
     the Closing Date (as defined in Section 2.01) does not occur on or before July 6, 2001, the sum of $3,000 per day for each day from July 7, 2001, until the Closing Date (the "Merger Consideration"). The Merger Consideration shall be allocated to the holders of RCBI Stock as follows:

            (i) For each share of RCBI Stock issued and outstanding at the Effective Time other than the Option Shares (the "Non-Option Shares"), an amount in cash (payable as provided in Section 1.07B) equal to: (a) the sum of (I) $12,550,000 plus (II) the Aggregate Exercise Price (as defined in
                        ----
     Section 3.03) plus (III) if the Closing Date does not occur on or before
                   ----
     July 6, 2001, the sum of $3,000 per day for each day from July 7, 2001, until the Closing Date; divided by (b) the number of shares of RCBI Stock
                             ----------
     issued and outstanding as of the Effective Time, assuming exercise of all of the Options; and

            (ii) For each Option Share, an amount in cash (payable as provided in Section 1.07B) equal to: (a) the sum of (I) $12,550,000 plus (II) the
                                                                ----
     Aggregate Exercise Price plus (III) if the Closing Date does not occur on
                              ----
     or before July 6, 2001, the sum of

     $3,000 per day for each day from July 7, 2001, until the Closing Date; divided by (b) the number of shares of RCBI Stock issued and outstanding as
     ----------
     of the Effective Time, assuming exercise of all of the Options, minus (c)
                                                                     -----
     the Exercise Price (as defined in Section 3.03) of each such Option.

            The amount determined pursuant to Section 1.05A(i) with respect to the Non-Option Shares, or pursuant to Section 1.05A(ii) with respect to the Option Shares, is referred to respectively herein as the "Per Share Consideration."

            B. The number of shares of the common stock of New RCBI outstanding at the Effective Time shall, at the Effective Time and by virtue of the Merger and without any action on the part of any holder thereof, be converted into a like number of shares of common stock of the Resulting Corporation with a par value of $1.00 per share, with the effect that the number of shares of the common stock of the Resulting Corporation outstanding immediately after the Effective Time shall be equal to the aggregate number of shares of RCBI Stock outstanding immediately before the Effective Time. The authorized number of shares of common stock of the Resulting Corporation shall be the same as the authorized number of shares of RCBI Stock immediately prior to the Effective Time.

            C. The shares of RCBI Stock issued and outstanding at the Effective Time shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are being perfected with respect thereto, be converted into the right to receive the consideration set forth in Section 1.05A.

            D. Until surrendered to the Paying Agent as described in Section 1.07, each outstanding certificate formerly representing shares of RCBI Stock, including certificates issued for the Option Shares (each, a "Certificate"), shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive the consideration described in Section 1.05A.

     Section 1.06  Shareholders' Meeting. RCBI, acting through its Board of
                   ---------------------
Directors, shall, in accordance with applicable law:

            A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable for the purposes of (i) approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, and (ii) approving and ratifying the payment of amounts as a result of the cashless exercise of the Options and the payment of amounts to Tommy L. Roberts and Alsia L. Medford pursuant to the Change in Control Agreements described on Schedule
     3.31 (sometimes collectively referred to as the "Parachute Payments"), to the extent that such Parachute Payments constitute "excess parachute payments" under (S)280G(b) of the Internal Revenue Code of 1986, as amended (the "Code");

            B. Require (i) no greater than the minimum vote of RCBI Stock required by applicable law in order to approve the Merger and the Merger Agreement, and (ii) the requisite vote of the shareholders of RCBI to approve the Parachute Payments under (S)280G(b)(5)(A)(ii) of the Code;

            C. Unless the Board of Directors of RCBI is advised in writing by counsel that the fiduciary duty owed by the directors to the shareholders requires otherwise, include in the Proxy Statement (defined in Section 1.06(D)) the recommendation of the Board of Directors of RCBI that the shareholders of RCBI vote in favor of (i) `the approval and adoption of the Merger and the Merger Agreement, and (ii) the Parachute Payments; and

            D. Cause the Proxy Statement to be mailed to the shareholders of RCBI as soon as practicable, and use its best efforts to obtain (i) the approval and adoption of the Merger and the Merger Agreement by shareholders holding at least the minimum number of shares of RCBI Stock entitled to vote at the Shareholders' Meeting necessary to approve the Merger and the Merger Agreement under applicable law, and (ii) the approval and ratification of the Parachute Payments in accordance with
     (S)280G(b)(5)(A)(ii) of the Code. The letter to shareholders, notice of meeting, summary of the plan of merger and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance reasonably satisfactory to HCBI and are collectively referred to herein as the "Proxy Statement."

     Section 1.07  Delivery of Consideration.
                   -------------------------

            A. On the day prior to the Effective Time, HCBI shall deposit, or cause to be deposited, with Citizens National Bank, Henderson, Texas, or other entity mutually satisfactory to HCBI and RCBI (the "Paying Agent"), an amount of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all outstanding Certificates.

            B. No later than forty (40) calendar days prior to the Effective Time, HCBI shall furnish to RCBI drafts of: (i) a letter of transmittal specifying that delivery shall be effected and risk of loss shall pass, on or after the Effective Time only upon delivery of the Certificates to the Paying Agent, which shall be in a form and contain any other provisions as HCBI, the Paying Agent and RCBI may reasonably agree (the "Transmittal Letter"), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash in the amount of the Per Share Consideration for each share of RCBI Stock represented by the Certificates (the "Instructions"). The Instructions shall request holders to deliver their Certificates, a properly completed, duly executed Transmittal Letter, and any other documentation that may be required from such holder pursuant to the Instructions, including, but not limited to, those items contemplated by Section 1.07E of this Agreement (collectively, the "Transmittal Items") to the Paying Agent, and shall state that (x) occurrence of the Effective Time is contingent upon the satisfaction of significant conditions, including regulatory approval of the Merger and expiration of statutory waiting periods, and (y) the Transmittal Items will be returned to the holders thereof if the Agreement is terminated prior to the Effective Time. No later than thirty (30) calendar days prior to the Effective Time, HCBI shall furnish to RCBI, and RCBI shall mail, the Transmittal Letter and the Instructions to each holder of record of RCBI Stock and the Options, addressed to the most current address of such persons according to the records of RCBI, HCBI shall instruct the Paying Agent that, on and after the Effective Time, upon the delivery to or receipt by the Paying Agent of the Transmittal Items, the Paying Agent is to pay the holder of such Certificate in exchange therefor the amount of cash such holder is entitled to receive in respect of the Certificate surrendered, pursuant to the provisions of Section 1.05A and this Section 1.07B, payable by check or direct deposit to such shareholder's account with the Bank, and the Certificate so surrendered shall forthwith be canceled. Such payments shall be made, in the case of holders whose Transmittal Items are delivered to or received by the Paying Agent no later than ten (10) calendar days prior to the Effective Time, by mailing checks or making the direct deposit on the Closing Date, and in all other cases, by mailing checks promptly, but in no event more than ten (10) calendar days following the later of (i) the Effective Time, or (ii) the date on which the Transmittal Items are delivered to or received by the Paying Agent. Only holders of Certificates who have delivered their Transmittal Items to the Paying Agent no later than ten (10) calendar days prior to the Effective Time shall be eligible to receive payment at the Effective Time as herein provided. Notwithstanding the foregoing, neither the Paying Agent nor any other party to this Agreement shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. No payment shall be made for the Certificates prior to the Effective Time, and no interest shall be payable with respect to the payment of the Merger Consideration.

            C. After the Effective Time, there shall be no further registration or transfers on the records of RCBI of outstanding Certificates, and if a Certificate is presented to RCBI or HCBI, it shall be forwarded to the Paying Agent for cancellation and exchange for the consideration set forth in Section 1.05A.

            D. If the Per Share Consideration is to be issued to a person other than a person in whose name a Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise executed in proper form for transfer and that the person requesting such issuance shall pay to the Paying Agent any required transfer or other taxes or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

            E. If any record holder of a Certificate is unable to locate any Certificate, prior to payment therefor by the Paying Agent, such person shall submit to the Paying Agent an affidavit of lost certificate and indemnification agreement in form acceptable to HCBI and the Paying Agent, and, if required by HCBI or the Paying Agent, a surety bond in an amount equal to the amount to be delivered in payment for such Certificate, in lieu of such Certificate.

     Section 1.08  Reservation of Right. HCBI may at any time, change the
                   ----------------------
corporate structure of effecting the acquisition of RCBI by HCBI or any direct or indirect Subsidiary of HCBI, if and to the extent that HCBI deems such change to be desirable; provided, however, that no such change shall (A) alter or change either the amount or kind of consideration to be paid by HCBI or the tax consequences of the receipt of such consideration to the shareholders of RCBI under this

Agreement, or (B) materially impede or delay receipt of any approval referred to in Section 4.05 or the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE II.
             THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE TIME

     Section 2.01  Time and Place of the Closing and Closing Date. Within thirty
                   ----------------------------------------------
(30) business days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods, but in no event later than August 5, 2001 (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement and shall file Articles of Merger pursuant to Article 5.04 of the TBCA.

     The Closing shall take place at the offices of Jenkens & Gilchrist, a Professional Corporation, Suite 3200, 1445 Ross Avenue, Dallas, Texas 75202 on the Closing Date, or at such other place to which the parties may agree.

     Section 2.02  Actions to be Taken at the Closing by RCBI. At the Closing,
                   ------------------------------------------
RCBI shall execute and acknowledge (where appropriate) and deliver to HCBI, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to HCBI's obligations to close hereunder):

            A. True, correct and complete copies of the Articles of Incorporation of RCBI and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;

            B. True, correct and complete copies of the Certificate of Incorporation of RDFC and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Delaware;

            C. True, correct and complete copies of the Articles of Association of the Bank and all amendments thereto, duly certified as of a recent date by the Texas Department of Banking (the "TDB");

            D. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of RCBI in Texas and RDFC in Delaware;

            E. A certificate of existence, dated as of a recent date, issued by the TDB, duly certifying that the Articles of Association have been filed and a certificate of authority has been issued for the Bank, and that no certificate of dissolution has been filed for the Bank and that it is validly existing;

            F. A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Bank in the State of Texas;

            G. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA");

            H. A certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of RCBI, acting solely in his capacity as an officer of RCBI, pursuant to which RCBI shall certify (i) the due adoption by the Board of Directors of RCBI of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of RCBI of resolutions (a) authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby and (b) approving the Parachute Payments in accordance with (S)280G(b)(5)(A)(ii) of the Code; (iii) the incumbency and true signatures of those officers of RCBI duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of RCBI; and (iv) that the copy of the Bylaws of RCBI attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            I. A certificate duly executed by the Secretary or an Assistant Secretary of RDFC, acting solely in his capacity as an officer of RDFC, pursuant to which RDFC shall certify that the copy of the Bylaws attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            J. A certificate duly executed by the Cashier or an Assistant Cashier of the Bank, acting solely in his capacity as an officer of the Bank, pursuant to which the Bank shall certify that the copy of the Bylaws attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            K. A certificate duly executed by a duly authorized officer of RCBI, acting solely in his capacity as an officer of RCBI, dated as of the Closing Date, pursuant to which RCBI shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change since September 30, 2000;

            L. All consents required to be obtained by RCBI from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.08; and

            M. All other documents required to be delivered to HCBI by RCBI under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by HCBI or its counsel.

     Section 2.03  Actions to be Taken at the Closing by HCBI. At the Closing,
                   ------------------------------------------
HCBI shall execute and acknowledge (where appropriate) and deliver to RCBI such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to RCBI's obligations to close hereunder):

            A. True, correct and complete copies of the Articles of Incorporation of HCBI and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;

            B. True, correct and complete copies of the Articles of Incorporation and all amendments thereto of New RCBI, duly certified as of a recent date by the Secretary of State of the State of Texas;

            C. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of HCBI and New RCBI in Texas;

            D. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of HCBI, acting solely in his capacity as an officer of HCBI, pursuant to which HCBI shall certify (i) the due adoption by the Board of Directors of HCBI of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the incumbency and true signatures of those officers of HCBI duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of HCBI, and (iii) that the copy of the Bylaws of HCBI attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            E. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of New RCBI, acting solely in his capacity as an officer of New RCBI, pursuant to which New RCBI shall certify (i) the due adoption by the Board of Directors of New RCBI of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the taking of all actions contemplated thereby;

     (ii) the due adoption by the sole shareholder of New RCBI of resolutions authorizing the Merger and the execution and delivery of the Merger Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of New RCBI duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and to execute and deliver the Merger Agreement and the taking of all actions contemplated thereby on behalf of New RCBI; and (iv) that the copy of the Bylaws of New RCBI attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

            F. A certificate, dated as of the Closing Date, executed by a duly authorized officer of HCBI, acting solely in his capacity as an officer of HCBI, pursuant to which HCBI shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date;

            G. True, correct and complete copies of the Certificate of Merger of New RCBI with and into RCBI, duly certified as of a recent date by the Secretary of State of the State of Texas;

            H. All consents required to be obtained by HCBI from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 4.05; and

            I. All other documents required to be delivered to RCBI by HCBI under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by RCBI or its counsel.

     Section 2.04  Further Assurances. At any time and from time to time after
                   ------------------
the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.

     Section 2.05  Effective Time. The "Effective Time" as that term is used in
                   --------------
this Agreement means the Effective Time of the Merger under the terms of the Merger Agreement.


                                 ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF RCBI

     RCBI hereby makes the representations and warranties set forth in this
Article III to HCBI. RCBI agrees at the Closing to provide HCBI with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

     Section 3.01  Organization and Qualification.
                   ------------------------------

            A. RCBI is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). RCBI is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. RCBI has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement and the Merger Agreement. True and complete copies of the Articles of Incorporation and Bylaws of RCBI as amended to date, certified by the Secretary of RCBI, have been delivered to HCBI. RCBI does not own or control any Affiliate (as defined in Section 11.10) or Subsidiary (as defined in Section 11.10), other than the Bank and RDFC. The nature of the business of RCBI and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Texas. RCBI has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than the Bank and RDFC or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by RCBI has not been conducted through any other direct or indirect Subsidiary or Affiliate of RCBI other than the Bank and RDFC.

            B. RDFC is a bank holding company registered under the BHCA. RDFC is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Delaware. RDFC has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated. True and complete copies of the Articles of Incorporation and Bylaws of RDFC as amended to date, certified by the secretary of RDFC, have been delivered to HCBI. RDFC does not own or control any Affiliate or Subsidiary, other than the Bank. The nature of the business of RDFC and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Delaware. RDFC has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than the Bank or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by RDFC has not been conducted through any other direct or indirect Subsidiary or Affiliate of RDFC other than the Bank.

            C. The Bank is a Texas banking association, duly organized, validly existing and in good standing under all laws, rules, and regulations of the State of Texas. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles and Bylaws of the Bank, as amended to date, have been delivered to HCBI. The Bank is an insured bank as defined in the FDIA and is not a member of the Federal Reserve System (the "Federal Reserve"). The Bank does not own or control any Affiliate or Subsidiary. The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. The Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

     Section 3.02  Execution and Delivery. RCBI has taken all corporate action
                   ----------------------
necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by RCBI and each constitutes the legal, valid and binding obligation of RCBI, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     Section 3.03  Capitalization.
                   --------------

            A. The entire authorized capital stock of RCBI consists solely of (i) 500,000 shares of RCBI Stock, of which 167,761 shares are issued and outstanding and 87,177 shares are held in treasury. Schedule 3.03 sets forth the name of each person that has been granted Options, the number of shares that may be acquired as of December 1, 2000, upon the exercise of the Options, and the exercise price of such Options (the "Exercise Price"; the aggregate amount to be paid upon the exercise of the Options under the terms thereof is referred to herein as the "Aggregate Exercise Price"). Except for the Options, there are no (i) outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, RCBI to purchase or otherwise acquire any security of or equity interest in RCBI, obligating RCBI to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of RCBI Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of RCBI Stock have been issued in compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of RCBI Stock except pursuant to applicable laws and regulations, and except as set forth on Schedule 3.11, all dividends declared prior to the date of this Agreement have been paid.

            B. The entire authorized capital stock of RDFC consists solely of 1,000 of common stock of the RDFC, par value $1.00 per share ("RDFC Stock"), all of which are issued and outstanding. All of the issued and outstanding shares of RDFC Stock have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of RDFC have been issued in compliance with the securities laws of the United States and the State of Delaware RCBI is, and as of the Closing Date will be, the lawful record and beneficial owner of all of the outstanding securities of RDFC, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which RCBI, RDFC or the Bank is or may become obligated to issue, assign or transfer any securities of RDFC. There are no restrictions applicable to the payment of dividends on the shares of RDFC Stock except pursuant to applicable laws and regulations.

            C. The entire authorized capital stock of the Bank consists solely of 254,938 shares of common stock of the Bank, par value $2.00 per share (the "Bank Stock"), all of which are issued and outstanding. All of the issued and outstanding shares of the Bank Stock have been duly authorized, validly issued, and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of the Bank have been issued in compliance with the securities laws of the United States and the State of Texas. RDFC is, and as of the Closing Date will be, the lawful record and beneficial owner of all of the outstanding securities of the Bank, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind (other than transfer restrictions imposed by applicable federal and state securities laws). There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which RCBI, RDFC or the Bank is or may become obligated to issue, assign or transfer any securities of the Bank. There are no restrictions applicable to the payment of dividends on the shares of the Bank Stock except pursuant to applicable laws and regulations.

     Section 3.04  Compliance with Laws, Permits and Instruments. Except as
                   ---------------------------------------------
disclosed on Schedule 3.04, each of RCBI, RDFC and the Bank has in all material respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (and with the giving of notice or the passage of time will not be in default) under, or in violation of, (i) any provision of the Articles of Incorporation of RCBI or RDFC, the Articles of the Bank or the Bylaws of RCBI, RDFC or the Bank, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to RCBI, RDFC, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to RCBI, RDFC, the Bank or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

     Except as set forth on Schedule 3.04, the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation of RCBI or RDFC, the Articles of the Bank or the Bylaws of RCBI, RDFC or the Bank, (ii) any material mortgage, indenture, lease, contract, agreement or other instrument applicable to RCBI, RDFC, the Bank or their respective assets, operations, properties or businesses or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to RCBI, RDFC, the Bank or their respective assets, operations, properties or businesses.

     Section 3.05  RCBI Financial Statements.  RCBI has furnished to HCBI true
                   -------------------------
and complete copies of the audited consolidated balance sheets of RCBI as of December 31, 1998 and 1999, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1998 and 1999 and unaudited consolidated balance sheets of RCBI as of September 30, 2000, and the related unaudited consolidated statements of income for the nine month period ended September 30, 2000 (such consolidated balance sheets and the related statements of income, and, where applicable, stockholders' equity and cash flows, are collectively referred to herein as the "Financial Statements"). Except as described in the notes to the Financial Statements, the Financial Statements fairly present, in all material respects, the financial position of RCBI as of the respective dates thereof and the results of operations and changes in financial position of RCBI for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods, except as otherwise noted therein, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP, and the accounting records underlying the Financial Statements accurately and fairly reflect in all material respects the transactions of RCBI. The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

     Section 3.06  Bank Financial Statements.  RCBI has furnished HCBI with a
                   -------------------------
true and complete copy of the Report of Condition and Income as of September 30, 2000 (the "Call Report"), for the Bank. The Call Report fairly presents, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Report does not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with regulatory accounting principles ("RAP") as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of RCBI and the Bank, the allowance for loan losses account for the Bank is, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

     Section 3.07  Litigation.  Except as set forth on Schedule 3.07, there
                   ----------
are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of RCBI, RDFC and the Bank, threatened against or affecting RCBI, RDFC or the Bank at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve RCBI, RDFC or the Bank or any of their properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement or the Merger Agreement, and neither RCBI, RDFC nor the Bank know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of RCBI, RDFC or the Bank, threatened against RCBI, RDFC or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by RCBI, RDFC or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 3.08  Consents and Approvals.  RCBI's Board of Directors (at a
                   ----------------------
meeting duly called and held) has resolved to recommend approval and adoption of the Merger and the Merger Agreement, subject to the fulfillment by the directors of their fiduciary obligations under applicable law. Except as disclosed in
Schedule 3.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party under any Contract (as defined below) is required on the part of RCBI, RDFC or the Bank in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by RCBI, RDFC and the Bank of the transactions contemplated hereby or thereby.

     Section 3.09  Undisclosed Liabilities.  Neither RCBI, RDFC nor the Bank
                   -----------------------
has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any Employee Benefit Plan (as defined in Section 3.31 of this Agreement) or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements (as set forth on Schedule 3.17 of this Agreement)) that are not reflected in or disclosed in the Financial Statements or the Call Report, except (A) those liabilities and expenses incurred in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices since the date of RCBI Financial Statements or the Call Report, respectively or (B) as disclosed on
Schedule 3.09.

     Section 3.10  Title to Assets.  Schedule 3.10 sets forth a list of all
                   ---------------
existing deeds, leases and title insurance policies for all real property owned or leased by the Bank, including all other real estate, and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject, true and complete copies of which have been made available to HCBI. Each of RCBI, RDFC and the Bank has good and indefeasible title to all of its assets and properties including, without limitation, all personal and intangible properties reflected in the Financial Statements or the Call Report or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Schedule 3.10, (B) as noted in the Financial Statements or the Call Report or as set forth in the documents made available to HCBI pursuant to this Section 3.10, (C) statutory liens not yet delinquent, (D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, and (G) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Financial Statements or the Call Report.

     Section 3.11   Absence of Certain Changes or Events.  Except as disclosed
                    ------------------------------------
on Schedule 3.11, since September 30, 2000, each of RCBI, RDFC and the Bank has conducted its business only in the ordinary course and has not:

          A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

          B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices;

          C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except for dividends by the Bank to RDFC or dividends by RDFC to RCBI;

          D. Issued (except as a result of the cashless exercise of the Options), reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

          E. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in
     Schedule 3.10, (ii) statutory liens not yet delinquent, (iii) consensual landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the dates of the Financial Statements or the Call Report;

          G. Sold, transferred, leased to others or otherwise disposed of any of its assets (except for assets disposed of for fair value) or canceled or compromised any debt or claim, or waived or released any right or claim (except pursuant to the settlement of litigation described in Section 3.11(L)), other than in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, would constitute a Material Adverse Change;

          I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.16) or modified any existing rights with respect thereto;

          J. Other than salary increases consistent with past practices, and the 2001 budget previously provided to HCBI, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

          K. Except for improvements or betterments relating to Properties (as defined in Section 11.10), made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

          L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to its property other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $25,000;

          M. Suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, depositors, loan customers or correspondent banks;

          N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation, other than in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

          R. Sold (provided, however, that payment at maturity is not deemed a sale) or purchased any investment securities in an aggregate amount of $100,000 or more, other than consistent with the Bank's current investment policy;

          S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $100,000; or

          T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through S. above.

     Section 3.12   Leases, Contracts and Agreements.  Schedule 3.12 sets forth
                    --------------------------------
an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which RCBI, RDFC or the Bank is a party or by which RCBI, RDFC or the Bank is bound that obligate or may obligate RCBI, RDFC or the Bank in the aggregate for an amount in excess of $25,000 on an annual basis or $50,000 over the entire term of such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate RCBI, RDFC or the Bank for an amount in excess of $25,000 on an annual basis or $50,000 over the entire term of such agreement (the "Contracts"). RCBI has delivered true and correct copies of all Contracts to HCBI. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, bankers acceptances of or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $50,000. Except as set forth in Schedule 3.12, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of RCBI, RDFC or the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.12, all rent and other payments by the Bank under the Contracts are current, there are no existing defaults by RCBI, RDFC or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of RCBI, RDFC or the Bank, respectively, has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

     Section 3.13   Taxes.  Each of RCBI, RDFC and the Bank has duly and timely
                    -----
filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by RCBI, RDFC or the Bank, or for which RCBI, RDFC or the Bank may have liability, whether as a result of their own activities or by virtue of their affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by RCBI, RDFC or the Bank, with respect to employees' withholding taxes have been duly made. Neither RCBI, RDFC nor the Bank is or has been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Within the last ten (10) years, neither RCBI's, RDFC's nor the Bank's Federal income tax return has been audited or examined and no such audit is currently pending or threatened. Neither RCBI, RDFC nor the Bank has been granted any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to RCBI, RDFC or the Bank, or any waiver or agreement by any such entity for the extension of time for the assessment or collection of any tax. Neither RCBI, RDFC nor the Bank has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

     The amounts set up as provisions for current or deferred taxes on the Financial Statements and the Call Report are sufficient for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of RCBI, RDFC and the Bank applicable to the periods covered by each entity's financial statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of RCBI, RDFC and the Bank as filed with the Internal Revenue Service for the years ended December 31, 1997, 1998, and 1999, have been delivered to HCBI.

     Section 3.14   Insurance.  Schedule 3.14 contains an accurate and complete
                    ---------
list and brief description of all policies of insurance, including fidelity and bond insurance, of RCBI, RDFC and the Bank, including the name of the insurer and whether the policy will lapse in the event of a change in control. All such policies (A) are sufficient for compliance by RCBI, RDFC and the Bank with all requirements of law and all agreements to which RCBI, RDFC or the Bank is a party and (B) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither RCBI, RDFC nor the Bank is in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and
timely fashion.   Each material property of RCBI, RDFC and the Bank is insured for the benefit of RCBI, RDFC or the Bank in amounts deemed adequate by RCBI's management. Except as set forth on Schedule 3.14, there have been no claims under any fidelity bonds of RCBI, RDFC or the Bank within the last three (3) years and RCBI is not aware of any facts that would form the basis of a claim under such bonds.

     Section 3.15   No Adverse Change.  Except as disclosed in the
                    -----------------
representations and warranties made in this Article III, there has not been any Material Adverse Change since September 30, 2000, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

     Section 3.16   Proprietary Rights.  Neither RCBI, RDFC nor the Bank owns
                    ------------------
or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of RCBI, RDFC or the Bank. Neither RCBI, RDFC nor the Bank are infringing upon or otherwise acting adversely to, and have not in the past three (3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of RCBI, RDFC or the Bank threatened, with respect thereto.

     Section 3.17   Transactions with Certain Persons and Entities.  Except as
                    ----------------------------------------------
disclosed in Schedule 3.17, neither RCBI, RDFC nor the Bank owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of RCBI or the Bank, and none of such persons owes any amount to RCBI, RDFC or the Bank.
Schedule 3.17 includes a list of all loans from the Bank to any director and any immediate family member of any director. Except as set forth on Schedule 3.17, neither RCBI, RDFC nor the Bank use any asset owned by any shareholder or any present or former directors or officers of RCBI, RDFC or the Bank in its operations, nor do any of such persons own real property that is adjacent to the property on which any Bank facility is located. Except as set forth on Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among RCBI, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any of its Affiliates other than RDFC and the Bank.

     Section 3.18   Evidences of Indebtedness.  All evidences of indebtedness
                    -------------------------
and leases that are reflected as assets of RCBI, RDFC or the Bank are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against RCBI, RDFC, the Bank or the present holder thereof, except as disclosed in Schedule
3.18. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to RCBI, RDFC or the Bank that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). RCBI has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of RCBI, RDFC and the Bank, a copy of which as of September 30, 2000, has been provided to HCBI.

     Section 3.19   Condition of Assets.  All furniture, fixtures and equipment
                    -------------------
used by RCBI, RDFC or the Bank are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. Neither RCBI's, RDFC's nor the Bank's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

     Section 3.20   Environmental Compliance.  Except as disclosed on Schedule
                    ------------------------
3.20:

          A. Each of RCBI, RDFC and the Bank, their respective operations and their respective Properties are in material compliance with all Environmental Laws (as defined in Section 11.10). Neither RCBI, RDFC nor the Bank is aware of, nor has RCBI, RDFC or the Bank received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of RCBI, RDFC or the Bank with all Environmental Laws.

          B. RCBI, RDFC and the Bank have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

          C. No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor to the best knowledge of RCBI, RDFC and the Bank have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that RCBI, RDFC and the Bank make and intend to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

          D. There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to the best knowledge of RCBI threatened against RCBI, RDFC or the Bank relating in any way to any Environmental Law. Neither RCBI, RDFC nor the Bank has any liability for remedial action under any Environmental Law. Neither RCBI, RDFC nor the Bank has received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has RCBI, RDFC or the Bank received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law.

     Section 3.21   Regulatory Compliance.  Except as set forth on Schedule
                    ---------------------
3.21, all reports, records, registrations, statements, notices and other documents or information required to be filed by RCBI, RDFC and the Bank with any federal or state regulatory authority, including, without limitation, the TDB, the Federal Reserve and the FDIC have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects. Except as set forth on Schedule 3.21, neither RCBI, RDFC nor the Bank is now or has been within the last five (5) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. RCBI does not believe any such regulatory bodies have any present intent to place RCBI, RDFC or the Bank under any such administrative action. Except as set forth on
Schedule 3.21, there are no actions or proceedings pending or threatened against RCBI, RDFC or the Bank by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Section 3.22   Absence of Certain Business Practices.  Neither RCBI, RDFC
                    -------------------------------------
nor the Bank, or any officer, employee or agent of RCBI, RDFC or the Bank, or any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of RCBI, RDFC or the Bank (or assist RCBI, RDFC or the Bank in connection with any actual or proposed transaction) that (A) might subject RCBI, RDFC or the Bank to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have resulted in a Material Adverse Change or (C) if not continued in the future might result in a Material Adverse Change or might subject RCBI, RDFC or the Bank to suit or penalty in any private or governmental litigation or proceeding.

     Section 3.23   Proxy Statement.  None of the information supplied or to be
                    ---------------
supplied by RCBI, RDFC, the Bank, or any of their directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that RCBI, RDFC or the Bank are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     Section 3.24   Dissenting Shareholders.  RCBI has no knowledge of any plan
                    -----------------------
or intention on the part of any of RCBI's shareholders to make written demand for payment of the fair value of their shares of RCBI Stock in the manner provided by applicable law.

     Section 3.25   Books and Records.  The minute books, stock certificate
                    -----------------
books and stock transfer ledgers of RCBI, RDFC and the Bank (A) have been kept accurately in the ordinary course of business, (B) are complete and correct in all material respects, (C) the transactions entered therein represent bona fide transactions, and (D) there have been no transactions involving the business of RCBI, RDFC or the Bank that properly should have been set forth therein and that have not been accurately so set forth.

     Section 3.26   Forms of Instruments, Etc.  RCBI has made, and will make,
                    -------------------------
available to HCBI copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by RCBI, RDFC and the Bank in the ordinary course of its business.

     Section 3.27   Fiduciary Responsibilities.  RCBI, RDFC and the Bank have
                    --------------------------
performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement, and neither RCBI, RDFC nor the Bank has any reason to be aware of any events that would constitute such a failure to perform.

     Section 3.28   Guaranties.  Except for items in the process of collection
                    ----------
in the ordinary course of the Bank's business, none of the obligations or liabilities of RCBI, RDFC or the Bank are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, has RCBI, RDFC or the Bank guaranteed the obligations or liabilities of any other person, firm or corporation.

     Section 3.29  Voting Trust or Buy-Sell Agreements.  RCBI is not aware of
                   -----------------------------------
any agreement between any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of RCBI or any voting agreement or voting trust with respect to shares of capital stock of RCBI.

     Section 3.30   Employee Relationships.  Except as set forth on Schedule
                    ----------------------
3.30, each of RCBI, RDFC and the Bank has complied in all material respects with all applicable laws relating to its relationships with its employees, and RCBI believes that the relationships between RCBI, RDFC and the Bank and their respective employees are good. To the best knowledge of RCBI, RDFC and the Bank, no key executive officer or manager of any of the operations operated by RCBI, RDFC or the Bank or of any group of employees of RCBI, RDFC or the Bank has or have any present plans to terminate their employment with RCBI, RDFC or the Bank. Except as expressly set forth on Schedule 3.30 to this Agreement, neither RCBI, RDFC nor the Bank is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against RCBI, RDFC or the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. There is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of RCBI, RDFC or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. Each of RCBI, RDFC and the Bank is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither RCBI, RDFC nor the Bank is engaged in any unfair labor practice.

     Section 3.31   Employee Benefit Plans.  Set forth on Schedule 3.31 is a
                    ----------------------
complete and correct list of all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in (S) 6039D of the Internal Revenue Code of 1986, as amended (the "Code"), and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by RCBI, RDFC or the Bank, or with respect to which RCBI, RDFC or the Bank has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of RCBI, RDFC or the Bank, or the dependents of any thereof, regardless of whether funded (the "Employee Plans").

     No Employee Plan is a defined benefit plan within the meaning of (S) 3(2) of ERISA. There has been no actual or contingent liability imposed or threatened under Title IV of ERISA against RCBI, RDFC or the Bank with respect to any Employee Plans during the last six (6) years as a result of a termination or a partial or complete withdrawal as contemplated by Title IV of ERISA.
During the last six (6) years, neither RCBI, RDFC nor the Bank has maintained, sponsored or been obligated to contribute to any Employee Plans that are subject to Title IV of ERISA. RCBI has delivered or made available to HCBI true, accurate and complete copies of the documents comprising each Employee Plan, and such other documents, records or other materials related thereto reasonably requested by HCBI. There have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans that would subject HCBI, RCBI, RDFC or the Bank to any material liability. There are no pending or, to the best knowledge of RCBI, RDFC and the Bank, threatened claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits). No written or oral representations have been made to any employee or former employee of RCBI, RDFC or the Bank promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under (S) 4980B of the Code). Except with respect to the Options and the Change in Control Agreements described in Schedule 3.31, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of RCBI, RDFC or the Bank. There is not now, nor has there been during the five (5) preceding calendar years, any trade or business with which RCBI, RDFC or the Bank is required by any of the rules contained in the Code or ERISA to be treated as a single employer.

     Section 3.32   Representations Not Misleading.  No representation or
                    ------------------------------
warranty by RCBI contained in this Agreement, nor any written statement, exhibit or schedule furnished to HCBI by RCBI under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over RCBI, RDFC or the Bank or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects RCBI, RDFC or the Bank or RCBI's, RDFC's or the Bank's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of RCBI, RDFC or the Bank, will in the future result in a Material Adverse Change. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by RCBI, RDFC or the Bank.


                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF HCBI

     HCBI hereby makes the representations and warranties set forth in this
Article IV to RCBI.

     Section 4.01   Organization and Qualification.  HCBI is a corporation duly
                    ------------------------------
organized, validly existing and in good standing under all laws, rules, and regulations applicable to corporations located in the State of Texas. HCBI has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     Section 4.02   Execution and Delivery.  HCBI has taken all corporate action
                    ----------------------
necessary to authorize the execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by HCBI and each constitutes the legal, valid and binding obligation of HCBI, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     Section 4.03  Compliance with Laws, Permits and Instruments.  The
                   ---------------------------------------------
execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (A) any provision of the Articles of Incorporation or Bylaws of HCBI, (B) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to HCBI or its assets, operations, properties or businesses now conducted or heretofore conducted or (C) any statute, law, ordinance, rule or regulation applicable to HCBI.

     Section 4.04  Litigation.  No legal action, suit or proceeding or judicial,
                   ----------
administrative or governmental investigation is pending or, to the knowledge of HCBI, threatened against HCBI that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by HCBI pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 4.05  Consents and Approvals.  Except for regulatory approvals as
                   ----------------------
disclosed in Schedule 4.05, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of HCBI in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by HCBI of the transactions contemplated hereby or thereby.

     Section 4.06  Proxy Statement.  None of the information supplied or to be
                   ---------------
supplied by HCBI or any of its directors, officers, employees or agents for inclusion in the Proxy Statement, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that HCBI is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     Section 4.07  Regulatory Approvals.  HCBI is not aware of any matter
                   --------------------
(including, but not limited to, compliance with capital adequacy guidelines adopted by the Federal Reserve and the

Community Reinvestment Act) that would delay or prevent HCBI from obtaining all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement, other than the effect that the proposed transaction may have on competition.

     Section 4.08  Ability to Pay Merger Consideration.  HCBI has the financial
                   -----------------------------------
capacity to pay the Merger Consideration without resorting to outside financing.

     Section 4.09  Accredited Investor; Access to Information.  HCBI is an
                   ------------------------------------------
accredited investor, as such term is defined pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933. HCBI has had an opportunity to perform due diligence with respect to RCBI, RDFC and the Bank, and has been provided access to all information requested by HCBI. The scope and results of HCBI's due diligence investigation performed prior to the date of this Agreement were satisfactory to HCBI.

     Section 4.10  Representations Not Misleading.  No representation or
                   ------------------------------
warranty by HCBI contained in this Agreement, nor any statement, exhibit or schedule furnished to RCBI by HCBI under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over HCBI of the facts and circumstances upon which they were based.


                                  ARTICLE V.
                               COVENANTS OF RCBI

     RCBI hereby makes the covenants set forth in this Article V to HCBI.

     Section 5.01  Best Efforts.  RCBI will use its best efforts to cause the
                   ------------
consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     Section 5.02  Merger Agreement.  RCBI will, as soon as practicable after
                   ----------------
the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and perform all
                                                   -----------
of its obligations thereunder.

     Section 5.03  Related Transactions. Upon the request of HCBI, RCBI will
                   --------------------
cooperate with HCBI to dissolve RCBI and RDFC, and to cause the Bank to merge into Citizens National Bank, Henderson, Texas ("Citizens Bank"), each after the Effective Time, and RCBI agrees to cooperate and join in with HCBI and Citizens Bank in the preparation, execution and processing of all applications and all director, shareholder and regulatory approvals of RCBI, RDFC and the Bank necessary or appropriate to obtain regulatory, corporate and other approvals of such transactions in a timely manner.

     Section 5.04  Information for Applications and Statements.  RCBI will
                   -------------------------------------------
promptly, but in no event later than ten (10) business days after receipt of a request by HCBI, prepare and furnish to HCBI all information concerning RCBI, RDFC and the Bank, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by HCBI or

Citizens Bank to or filed by HCBI or Citizens Bank with any governmental body in connection with the transactions contemplated by this Agreement (including pursuant to Section 5.03), or in connection with any unrelated transactions during the pendency of this Agreement, and RCBI represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. RCBI shall, and shall cause RDFC and the Bank to, otherwise fully cooperate with HCBI and Citizens Bank in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

     Section 5.05  Required Acts of RCBI.  Prior to the Closing, RCBI shall, and
                   ---------------------
shall cause RDFC and the Bank to, unless otherwise permitted in writing by HCBI:

          A. Operate only in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          B. Except as required by past business practices and with what management of RCBI reasonably believes to be prudent banking practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, correspondent banks, officers, directors and employees;

          C. Act in a manner reasonably intended to preserve or attempt to preserve its goodwill;

          D. Perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as it may in good faith reasonably dispute, and upon request by HCBI made within forty-five (45) calendar days of the date of this Agreement, promptly provide notice to the applicable vendor or other third party of the intent to terminate or assign any Contract;

          E. Except as required by past business practices and with what management of RCBI reasonably believes to be prudent banking practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

          F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by past business practices and with what management of RCBI reasonably believes to be prudent banking practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

          G. Timely file all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

          H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

          I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

          J. Continue to follow and implement policies, procedures and practices regarding the underwriting, monitoring and classification of all loans and other assets in substantially the same manner as it has in the past; and

          K. Account for all transactions in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP), and maintain the allowance for loan losses account in an amount reasonably deemed to be adequate to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans.

     Section 5.06  Prohibited Acts of RCBI.  Except as set forth on Schedule
                   -----------------------
5.06, or as contemplated by this Agreement, prior to the Closing, neither RCBI, RDFC nor the Bank shall, without the prior written consent of HCBI:

          A.  Introduce any new material method of management or operation;

          B. Take any action that could reasonably be anticipated to result in a Material Adverse Change;

          C. Take or fail to take any action, consistent with past practices that reasonably can be taken or should be refrained from, that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude RCBI from making such representations and warranties at the time of the Closing;

          D. Cause or fail to use its best efforts to prevent the loss of insurance coverage, unless replaced with coverage that is substantially similar in amount to that now in effect and issued by a comparable insurer;

          E. Change its Articles of Incorporation, Articles of Association, Bylaws or authorized capital stock;
          F.  Enter into any transaction for an amount in excess of $25,000;

          G. Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from RCBI except in the form of wages, salaries and reimbursement of expenses and by loans secured by collateral having a fair market value consistent with its loan policy in effect as of September 30, 2000, in the case of loans to its officers, directors and employees;

          H. Incur any obligation or liability, absolute, accrued, contingent or otherwise, except in the ordinary course of business consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          I. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          J. Declare or make any payment of dividends or other distribution to its shareholders or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities, except for dividends by the Bank to RDFC and dividends by RDFC to RCBI;

          K. Issue (except as a result of the exercise of the Options), reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

          L. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          M. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          N. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          O. Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss (whether or not constituting, or reasonably anticipated to constitute, a Material Adverse Change or covered by insurance), which, in any case or in the aggregate, may result in a Material Adverse Change;

          P. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past business practices and with what management of RCBI reasonably believes to be prudent banking practices;

          Q. Other than salary increases consistent with past practices, and the 2001 budget previously provided to HCBI, make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except for normal periodic increases in the compensation payable to officers or salaried employees, consistent with past practices and made in the ordinary course of business;

          R. Except for improvements or betterments relating to Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

          S. Hire or employ any person with an annual salary equal to or greater than $25,000;

          T. Enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

          U. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

          W. Sell (provided, however, that the maturity of a security shall not be deemed a sale of such security) or purchase any investment securities in an aggregate amount of $100,000, other than United States treasury securities having a maturity of one year or less; or

          X. Make, renew, extend the maturity of, acquire a participation in, reacquire an interest in a participation sold or alter any of the material terms of any loan to any single borrower and his related interests if, after taking such action the aggregate outstanding loans and commitments to that borrower and his related interests will exceed $100,000 in the aggregate, provided, however, that the consent of HCBI shall be deemed to have been given unless earlier given or denied in writing (i) with respect to any loan presented at a regularly scheduled meeting of the Bank's loan and discount committee, at the later of 5:00 p.m. on the business day of such meeting or the adjournment of such meeting, provided that all information provided to the members of the Bank's loan and discount committee with respect to such loan is delivered to HCBI at the same time it is delivered to such committee members, and (ii) with respect to all other loans, at the close of business on the next business day after HCBI's consent is requested and all information relating to the making, renewal or alteration of such loan is furnished to HCBI.

     Section 5.07  Access; Pre-Closing Investigation.  Subject to the provisions
                   ---------------------------------
of Article X, RCBI shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of HCBI reasonable access during normal business hours to the properties, books, contracts and records of RCBI, RDFC and the Bank, permit HCBI to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to HCBI during such period all such information concerning RCBI, RDFC and the Bank and their respective affairs as HCBI may reasonably request, in order that HCBI may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of RCBI, RDFC and the Bank, including, without limitation, access sufficient to verify the value of the assets and the liabilities of RCBI, RDFC and the Bank and the satisfaction of the conditions precedent to HCBI's obligations described in Article VIII of this Agreement. HCBI shall use reasonable, good faith efforts to conduct its inspections of RCBI in a manner that will not disrupt the normal business operations of RCBI or the Bank. RCBI agrees at any time, and from time to time, to furnish to HCBI as soon as practicable, any additional information that HCBI may reasonably request.

     Section 5.08  Invitations to and Attendance at Directors' and Committee
                   ---------------------------------------------------------
Meetings'.  RCBI shall give notice, and shall cause the Bank to give notice, to
---------
two (2) designees of HCBI, who shall be officers of Citizens Bank, and shall invite such persons to attend all regular and special meetings of the board of directors of RCBI and the Bank and all regular and special meetings of any senior management committee (including but not limited to the loan and discount committee and the asset and liability management committee of the Bank) of RCBI or the Bank. Such designees shall have no right to vote and may be excluded from sessions of board and committees during which there is being discussed (A) matters involving this Agreement (B) information or material that RCBI or the Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of RCBI or the Bank, or (C) pending or threatened litigation or investigations if, in the opinion of counsel to RCBI, the presence of such designees would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed. If the Merger is finally disapproved by any appropriate regulatory authority, such desginees will no longer be entitled to notice of and to attend any such meetings.

     Section 5.09  Additional Financial Statements.  RCBI shall promptly furnish
                   -------------------------------
HCBI with (A) audited financial statements of RCBI as of December 31, 2000, (B) unaudited statements of condition and income of RCBI as of March 31, 2001, and
(C) true and complete copies of each additional Report of Condition and Income of the Bank filed after September 30, 2000.

     Section 5.10  Untrue Representations.  RCBI shall promptly notify HCBI in
                   ----------------------
writing if RCBI becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to HCBI or any representation or warranty made in or pursuant to this Agreement or that results in RCBI's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 5.11  Litigation and Claims.  RCBI shall promptly notify HCBI in
                   ---------------------
writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against RCBI, RDFC or the Bank or affecting any of their respective properties if such litigation or potential litigation might reasonably be expected to, in the event of an unfavorable outcome, result in a Material Adverse Change, and RCBI shall promptly notify HCBI of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of RCBI, threatened against RCBI, RDFC or the Bank that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by RCBI, RDFC or the Bank pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 5.12  Adverse Changes.  RCBI shall promptly notify HCBI in writing
                   ---------------
if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of RCBI, RDFC or the Bank that has or may reasonably be expected to have or lead to a Material Adverse Change.

     Section 5.13  No Negotiation with Others.  RCBI shall not, except to the
                   --------------------------
extent that the Board of Directors of RCBI shall conclude in good faith, after taking into account the written advice of its outside counsel, that to fail to do so could reasonably be determined to violate its fiduciary obligations under applicable law, directly or indirectly, nor shall it permit RDFC, the Bank or their respective officers, directors, employees, representatives or agents to, directly or indirectly encourage, solicit or initiate discussions or negotiations with, or entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than HCBI or its Affiliates or associates or officers, partners, employees or other authorized representatives of HCBI or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving RCBI, RDFC or the Bank. Immediately upon receipt of any unsolicited offer, the terms of which are equal to or superior to the terms of this Agreement, RCBI will communicate to HCBI the terms of any proposal or request for information and the identity of the parties involved.

     Section 5.14  Consents and Approvals.  RCBI shall use its best efforts to
                   ----------------------
obtain and cause each of RDFC and the Bank to obtain all consents and approvals from third parties, including those listed on Schedule 3.08, at the earliest practicable time.

     Section 5.15  Environmental Investigation; Right to Terminate Agreement.
                   ---------------------------------------------------------

          A. HCBI and its consultants, agents and representatives shall have the right to the same extent that RCBI, RDFC or the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to twenty (20) calendar days after the date of this Agreement. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water, asbestos or other sampling, is deemed desirable by HCBI, HCBI shall (i) notify RCBI of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) conclude such secondary investigation, on or prior to seventy-five (75) calendar days after the date of this Agreement. HCBI shall give reasonable notice to RCBI of such secondary investigations, and RCBI may place reasonable time and place restrictions on such secondary investigations.

          B. RCBI agrees to indemnify and hold harmless HCBI for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by HCBI or its agents, which damage or injury is attributable to the negligent actions or negligent omissions of RCBI, RDFC the Bank or their respective agents. HCBI agrees to indemnify and hold harmless RCBI for any claims for damage to property, or injury or death to persons, attributable to the negligent actions or omissions of HCBI or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of RCBI, RDFC or the Bank. HCBI shall provide to RCBI a copy of all written findings and reports HCBI receives as a result of any Environmental Inspection or secondary investigation or other environmental survey with respect to the Properties. HCBI shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by RCBI and not by HCBI. HCBI shall make no such report prior to Closing unless required to do so by law, and in such case will give RCBI reasonable notice of HCBI's intentions.

          C. HCBI shall have the right to terminate this Agreement pursuant to this Section if, and only if, (i) RCBI, RDFC or the Bank refuses to allow HCBI to conduct an Environmental Inspection or secondary investigation in a manner that HCBI reasonably considers necessary; or (ii) the environmental inspection, secondary investigation or other environmental survey identifies:

               (a) violations or potential violations (which are reasonably expected to become violations) of Environmental Laws;

               (b) any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action;

               (c) the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup, or

               (d) the presence of any asbestos-containing material in, on or under any Property;

     and the cost of correcting such violations or potential violations, or the removal, remediation or cleanup actions (collectively, the "Environmental Costs") would reasonably exceed $25,000.

          D. RCBI agrees to make available to HCBI and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. RCBI also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with HCBI and shall be entitled to certify the same in favor of HCBI and its consultants, agents and representatives and make all other data available to HCBI and its consultants, agents and representatives.

     Section 5.16  Support Agreements and Option Holder Agreements.
                   -----------------------------------------------
Simultaneously with the execution of this Agreement, RCBI and all shareholders of RCBI who are directors of RCBI or the Bank shall execute the Voting Agreement, Irrevocable Proxy and Shareholder Support Agreement in the form of Exhibit "B" attached hereto (the "Support Agreement"). RCBI acknowledges that
-----------
pursuant to the Support Agreement, such shareholders will agree to vote the shares of RCBI Stock owned by them in favor of (i) the Merger Agreement and the Merger and the transactions contemplated hereby and thereby, subject to required regulatory approvals and (ii) for approval of the Parachute Payments in accordance with (S)280G(b)(5)(A)(ii) of the Code. Simultaneously with the execution of this Agreement, RCBI will provide to HCBI written agreements from all holders of the Options in which such Option holders agree (i) not to exercise any of the Options until the Effective Date, and (ii) to accept the Per Share Consideration for the Option Shares as described in Section 1.05(A)(ii) as of the Effective Time as full consideration for the Option Shares and as full satisfaction of all rights of the holders with respect to such Options (the "Option Holder Agreements").

     Section 5.17  Termination of Employee Plans.  RCBI shall, and shall cause
                   -----------------------------
RDFC and the Bank to, terminate all Employee Plans effective on or prior to the Effective Time in accordance with all applicable law and the terms of such plans. As soon as reasonably possible following the execution of this Agreement, RCBI shall, and shall cause RDFC and the Bank, to, with respect to all "employee pension plans" as defined in (S)3(2)(A) of ERISA, file with the Internal Revenue Service to secure a determination letter that states that termination of such plan will not affect the qualified status of such plan. Prior to the Effective Time, RCBI shall, and shall cause RDFC and the Bank to, make all contributions that are owed or may be owed under any of the Employee Plans under applicable law.

     Section 5.18  Releases.  RCBI shall obtain from each of the directors of
                   --------
RCBI, RDFC and the Bank an instrument executed by such director and dated the Closing Date, the form of which is attached as Exhibit "C", and RCBI shall
                                               -----------
endeavor to obtain from each of the officers of RCBI, RDFC and the Bank an instrument executed by such officer and dated the Closing Date, the form of which is attached as Exhibit "D."
                     ------------


                                  ARTICLE VI.
                               COVENANTS OF HCBI

     HCBI hereby makes the covenants set forth in this Article VI to RCBI.

     Section 6.01  Best Efforts.  HCBI agrees to use its best efforts to cause
                   ------------
the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     Section 6.02  Merger Agreement.  HCBI will incorporate and organize New
                   ----------------
RCBI as a Texas corporation. HCBI will, and will cause New RCBI to, as soon as practicable, but in any event within 30 calendar days after the execution of this Agreement, enter into the Merger Agreement, a form of which is attached hereto as Exhibit "A", and HCBI shall perform, and shall cause New RCBI to
          -----------
perform, all of their respective obligations thereunder. HCBI shall vote all of the stock of New RCBI in favor of the Merger and the Merger Agreement.

     Section 6.03  Information for Applications and Statements.  HCBI will
                   -------------------------------------------
promptly furnish to RCBI all information concerning HCBI and New RCBI, including, but not limited to, financial statements, required for inclusion in
(A) any Proxy Statement to be used by RCBI in connection with the approval of the shareholders of RCBI of the transactions contemplated hereby and (B) any application or statement to be made by RCBI to or filed by RCBI with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and HCBI represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. HCBI shall otherwise fully cooperate with RCBI in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

     Section 6.04  Acts of New RCBI.  Prior to the Closing, HCBI shall cause New
                   ----------------
RCBI to refrain from taking any action or executing any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

     Section 6.05  Untrue Representations.  HCBI shall promptly notify RCBI in
                   ----------------------
writing if HCBI becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to RCBI or any representation or warranty made in or pursuant to this Agreement or that results in HCBI's failure to comply with any covenant, condition or agreement contained in this Agreement.

     Section 6.06  Litigation and Claims.  HCBI shall promptly notify RCBI of
                   ---------------------
any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of HCBI, threatened against HCBI or New RCBI that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by HCBI or New RCBI pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     Section 6.07  Regulatory and Other Approvals.  HCBI shall promptly, but in
                   ------------------------------
no event later than forty-five (45) calendar days after the date of this Agreement, file or cause to be filed applications for all regulatory approvals required to be obtained by HCBI or New RCBI in connection with this Agreement and the other agreements contemplated hereby. HCBI shall promptly furnish RCBI with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. HCBI shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Schedule 4.05, at the earliest practicable time.

     Section 6.08  Adverse Change.  HCBI shall promptly notify RCBI in writing
                   --------------
if any change or development shall have occurred or been threatened that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

     Section 6.09  Employee Benefit Plans.  HCBI presently intends that, after
                   ----------------------
the Merger, HCBI and RCBI will not make additional contributions to the Employee Plans. Each employee of RCBI or any subsidiary of RCBI who remains an employee of RCBI, HCBI or any subsidiary of RCBI or HCBI (each, a "Continuing Employee") will be entitled to participate as a newly hired employee in the employee benefit plans and programs maintained for employees of HCBI and its affiliates, in accordance with the respective terms of such plans and programs, and HCBI shall take all actions necessary or appropriate to facilitate coverage of the Continuing Employees in such plans and programs from and after the Closing Date, subject to the following:

     A. Each Continuing Employee will be entitled to credit for prior service with RCBI or a Subsidiary of RCBI for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subsection B. below and any stock option plans) sponsored by HCBI or its Affiliates to the extent RCBI or its Affiliates sponsored a similar type of plan that the Continuing Employee participated in immediately prior to the Closing Date.

Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Continuing Employee. For purposes of determining each Continuing Employee's benefit for the year in which the Merger occurs under the HCBI vacation program, any vacation taken by a Continuing Employee preceding the Closing Date for the year in which the Merger occurs will be deducted from the total HCBI vacation benefit available to such employee for such year. For purposes of determining the number of vacation days available with respect to each Continuing Employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under RCBI's vacation policies in effect as of January 1, 2000.

     B. Each Continuing Employee shall be entitled to credit for past service with RCBI for the purpose of satisfying any eligibility or vesting periods applicable to the HCBI employee pension benefit plans that are subject to (S)(S) 401(a) and 501(a) of the Code.

     C. The compensation and employee benefits of Tommy L. Roberts, Alsia L. Medford and Donal R. Brooks shall be governed by Employment and Non Compete Agreements with each such officer containing the terms set forth in Schedule 6.09.

     The provisions of this Section are solely for the purpose of setting forth the understanding between HCBI and RCBI, shall not create or modify any employee benefit plan of HCBI or any of its Affiliates, and shall not be construed as creating any employment contract or right between HCBI or RCBI, on one hand, and any such employee, on the other hand.

     Section 6.10  Director and Officer Indemnification.  On or prior to the
                   ------------------------------------
Closing Date, RCBI may obtain an extended reporting period (otherwise known as "tail coverage") policy for a period of up to three (3) years from the Closing Date, provided that the annual premium for such policy does not exceed 125% of RCBI's current annual premium. HCBI agrees that all rights to limitation of liability and indemnification that the directors and officers of RCBI, RDFC and the Bank have pursuant to the Articles of Incorporation or Association (and their respective bylaws as of the date of this Agreement) of RCBI, RDFC and the Bank shall survive the Merger for four (4) years from the Closing Date. Nothing contained in this Section 6.10 shall require HCBI to indemnify any person who was a director or officer of RCBI, RDFC or the Bank to a greater extent than RCBI or the Bank is, as of the date of this Agreement, required to indemnify any such person. The indemnification provisions currently contained in the Articles and Bylaws of RCBI, RDFC and the Bank shall not be amended after the date of this Agreement.

                                  ARTICLE VII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RCBI

     All obligations of RCBI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by RCBI:

     Section 7.01  Compliance with Representations, Warranties and Agreements.
                   ----------------------------------------------------------
All representations and warranties made by HCBI in this Agreement or in any document or schedule delivered to RCBI pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). HCBI shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by HCBI prior to or at the Closing.

     Section 7.02  Shareholder Approvals.  The holders of at least the minimum
                   ---------------------
number of shares of RCBI Stock necessary to approve the Merger and the Merger Agreement under applicable law shall have approved the Merger and the Merger Agreement.

     Section 7.03  Government and Other Approvals.  HCBI and RCBI shall have
                   ------------------------------
received approvals, acquiescence or consents, all on terms and conditions acceptable to HCBI, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency ("OCC") and the TDB, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.08 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

     Section 7.04  No Litigation.  No action shall have been taken, and no
                   -------------
statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the transaction by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, or
(c) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject RCBI or subject any officer, director, shareholder or employee of RCBI to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(c) above.

     Section 7.05  Fairness Opinion.  The Company shall have received a letter
                   ----------------
from The Bank Advisory Group, Inc. dated as of the date of this Agreement and updated to a date not more than fifteen (15) days prior to the date the Proxy Statement is mailed to the shareholders of RCBI, to the effect that in the opinion of such firm, the Merger Consideration is fair to the Company's shareholders from a financial point of view.

                                 ARTICLE VIII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HCBI

     All obligations of HCBI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by HCBI.

     Section 8.01  Compliance with Representations, Warranties and Agreements.
                   ----------------------------------------------------------
All representations and warranties made by RCBI in this Agreement or in any document or schedule delivered to HCBI pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). RCBI shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by RCBI prior to or at the Closing.

     Section 8.02  Shareholder Approvals.  The holders of at least the minimum
                   ---------------------
number of shares of RCBI Stock necessary to approve the Merger and the Merger Agreement under applicable law shall have approved the Merger and the Merger Agreement, and the shareholders of RCBI shall have approved the Parachute Payments in accordance with (S)280G(b)(5)(A)(ii) of the Code.

     Section 8.03  Government and Other Approvals.  HCBI and RCBI shall have
                   ------------------------------
received approvals, acquiescence or consents, all on terms and conditions acceptable to HCBI, of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including but not limited to the Federal Reserve, the OCC, and the FDIC, and all applicable waiting periods shall have expired, and HCBI or RCBI shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.08 and 4.05. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. However, if such contest is brought by formal proceedings, HCBI may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

     Section 8.04  No Litigation.  No action shall have been taken, and no
                   -------------
statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of RCBI or the Bank, (c) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change or (e) if this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject HCBI or New RCBI or subject any officer, director, shareholder or employee of HCBI or New RCBI to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through
(e) above.

     Section 8.05  Releases. HCBI shall have received from each of the directors
                   --------
of RCBI and the Bank an instrument dated the Closing Date, the form of which is attached as Exhibit "C." HCBI shall have received from each of the officers of
            ------------
RCBI and the Bank an instrument dated the Closing Date, the form of which is attached as Exhibit "D."
            ------------

     Section 8.06  No Material Adverse Change.  There shall have been no
                   --------------------------
Material Adverse Change since September 30, 2000.

     Section 8.07  Employment and Non Compete Agreements. Tommy L. Roberts,
                   -------------------------------------
Alsia L. Medford and Donal R. Brooks shall have executed employment and non compete agreements with HCBI, the terms of which are described on Schedule 6.09.

     Section 8.08  Surrender of Options.  On or prior to the Effective Time, all
                   --------------------
holders of Options shall have executed and delivered to HCBI the Option Holder Agreements and all of the Options outstanding as of the date of this Agreement and not exercised prior to the Effective Time shall have been surrendered to RCBI for cancellation.

                                  ARTICLE IX.
                          TERMINATION AND ABANDONMENT

     Section 9.01  Right of Termination.  This Agreement and the transactions
                   --------------------
contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of RCBI), as follows, and in no other manner:

          A. By the mutual consent of HCBI and RCBI, duly authorized by the board of directors of each of HCBI and RCBI.

          B. By either RCBI or HCBI if the conditions precedent to such party's obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived or the Closing shall not have occurred on or before August 5, 2001, or such later date as has been approved by HCBI and RCBI.

          C. By either HCBI or RCBI if any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

          D. By HCBI if it reasonably determines, in good faith, after consulting with counsel and with the concurrence of RCBI, that there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

          E.  By HCBI if there shall have been any Material Adverse Change.

          F. By HCBI if RCBI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of ten (10) calendar days after notice from HCBI, or if any of the representations or warranties of RCBI contained herein or therein shall be inaccurate in any material respect.

          G.  By HCBI pursuant to Section 5.15.

          H. By RCBI if HCBI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of ten (10) calendar days after notice from RCBI, or if any of the representations or warranties of HCBI contained herein or therein shall be inaccurate in any material respect.

          I. By RCBI if the Board of Directors of RCBI shall in good faith determine that a Takeover Proposal constitutes a Superior Proposal, provided, however, that RCBI shall not be permitted to terminate this Agreement pursuant to this Section 9.01I unless (i) it has not breached any covenant contained in Section 1.06 and (ii) it delivers to HCBI simultaneously with such notice of termination, the fee referred to in
     Section 9.04 below. As used in this Agreement: (i) "Takeover Proposal" means a bona fide proposal or offer by a person to make a tender or exchange offer, or to engage in a merger, consolidation or other business combination involving RCBI or to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, RCBI, and (ii) "Superior Proposal" means a bona fide proposal or offer made by a person to acquire RCBI pursuant to a tender or exchange offer, a merger, consolidation or other business combination or an acquisition of all or substantially all of the assets of RCBI and the Bank on terms which the Board of Directors of RCBI shall determine in good faith, after taking into account the advice of counsel, to be more favorable to RCBI and its shareholders than the transactions contemplated hereby.

          J. By HCBI upon written notice to RCBI if (A) the Board of Directors of RCBI fails to recommend, withdraws, or modifies in a manner materially adverse to HCBI, its approval or recommendation of this Agreement, or the transactions contemplated hereby, (B) after RCBI enters into an agreement to engage in or the occurrence of an Acquisition Event (as defined below) or after a third party shall have made a proposal to RCBI or RCBI's shareholders to engage in an Acquisition Event, the transaction contemplated hereby are not approved at the meeting of RCBI shareholders contemplated by Section 1.06, or (C) the meeting of RCBI shareholders contemplated by Section 1.06 is not held within 150 days from the date of this Agreement and RCBI has failed to comply with its obligations under
     Section 1.06. "Acquisition Event" means any of the following: (i) a merger, consolidation or similar transaction involving RCBI or the Bank or any successor to RCBI or the Bank, as a result of which (x) shareholders of RCBI constitute holders of less than 50% of the resulting company's shares of common stock and (y) RCBI's directors represent less than 50% of the resulting company's board of directors, (ii) a purchase or other acquisition in one or a series of related transactions of assets of RCBI or the Bank representing 50% or more of the consolidated assets of RCBI and the Bank or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or any similar transaction) in one or a series of related transactions of beneficial ownership of securities representing 50% or more of the voting power of RCBI or the Bank in each case with or by a person or entity other than HCBI or an affiliate of HCBI.

     Section 9.02  Notice of Termination.  The power of termination provided for
                   ---------------------
by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.07 of this Agreement.

     Section 9.03  Effect of Termination.  Without limiting any other relief to
                   ---------------------
which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party for expenses pursuant to Section 11.02 hereof, and (b) the provisions of Article X hereof shall remain applicable.

     Section 9.04  Termination Fee.
                   ---------------

          A. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated pursuant to Section 9.01I or 9.01J and prior thereto or within twelve months after such termination:

               (i) RCBI or the Bank or any successor to RCBI or the Bank shall have entered into an agreement to engage in an Acquisition Event or an Acquisition Event shall have occurred; or
               (ii) the Board of Directors of RCBI shall have authorized or approved an Acquisition Event or shall have publicly announced an intention to authorize or approve or shall have recommended that the shareholders of RCBI approve or accept any Acquisition Event, then RCBI shall promptly, but in no event later than five business days after the first of such events to have occurred, pay HCBI a termination fee equal to $500,000. Each of HCBI and RCBI acknowledge that HCBI shall be entitled only to one payment of the $500,000 termination fee, regardless of whether such fee is paid pursuant to Section 9.01I or 9.01J.

          B.  In the event that this Agreement is terminated pursuant to either
     Section 9.01I or 9.01J above, HCBI's exclusive remedy for such termination shall be the payment of the termination fee provided to HCBI pursuant to
     Section 9.04A, provided, however, RCBI and HCBI will continue to be responsible for their respective expenses pursuant to Section 11.02 hereof and the provisions of Article X hereof shall survive such termination.

                                  ARTICLE X.
                           CONFIDENTIAL INFORMATION

     Section 10.01  Definition of "Recipient," "Disclosing Party",
                    ----------------------------------------------
"Representative" and "Person".  For purposes of this Article X, the term
-----------------------------
"Recipient" shall mean the party receiving the Subject Information (as defined in Section 10.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, RCBI, group, partnership, governmental agency or individual.

     Section 10.02  Definition of "Subject Information".  For purposes of this
                    -----------------------------------
Article X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient, after due inquiry, to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient, after due inquiry, to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

     Section 10.03  Confidentiality.  Each Recipient hereby agrees that the
                    ---------------
Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

     Section 10.04  Securities Law Concerns.  Each Recipient hereby acknowledges
                    -----------------------
that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     Section 10.05  Return of Subject Information.  In the event of termination
                    -----------------------------
of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

     Section 10.06  Specific Performance/Injunctive Relief.  Each Recipient
                    --------------------------------------
acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of
Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                  ARTICLE XI.
                                 MISCELLANEOUS

     Section 11.01  Survival of Representations and Warranties.  The parties
                    ------------------------------------------
hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive the Closing Date.

     Section 11.02  Expenses.  RCBI shall pay all of its expenses and costs
                    --------
(including, without limitation, all counsel fees and expenses), and HCBI shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

     Section 11.03  Brokerage Fees and Commissions.  HCBI hereby represents to
                    ------------------------------
RCBI that no agent, representative or broker has represented HCBI in connection with the transactions described in this Agreement. RCBI shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of HCBI, and HCBI hereby agrees to indemnify and hold RCBI harmless for any amounts owed to any agent, representative or broker of HCBI. RCBI hereby represents to HCBI that no agent, representative or broker has represented RCBI, the Bank, their respective directors and officers, or, to the best knowledge of RCBI, any of the other shareholders of RCBI in connection with the transactions described in this Agreement, other than The Bank Advisory Group, Inc., Austin, Texas (the "Advisor"), and neither HCBI nor RCBI shall have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of RCBI, the Bank or any shareholder of RCBI other than to the Advisor. A true, correct and complete copy of the agreement with the Advisor is set forth as Schedule 11.03.

     Section 11.04  Entire Agreement.  This Agreement and the other agreements,
                    ----------------
documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this

Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     Section 11.05  Further Cooperation.  The parties agree that they will, at
                    -------------------
any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

     Section 11.06  Severability.  In the event that any provision of this
                    ------------
Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     Section 11.07  Notices.  Any and all payments (other than payments at the
                    -------
Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 11.07. All communications must be in writing and addressed as follows:

               IF TO RCBI:

               Mr. Tommy L. Roberts
               President
               Rusk County Bancshares, Inc.
               2320 Highway 79 South
               P.O. Box 1750
               Henderson, Texas 75653-1750
               FAX:  (903) 657-4326

               IF TO HCBI:

               Mr. Milton S. McGee, Jr.
               President
               Henderson Citizens Bancshares, Inc.
               201 West Main
               P.O. Box 1009
               Henderson, Texas 75653-1009
               FAX:  (903) 657-9224


     Section 11.08  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS.

     Section 11.09  Multiple Counterparts.  For the convenience of the parties
                    ---------------------
hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     Section 11.10  Certain Definitions.
                    -------------------

          A. "Affiliate" means, with respect to any entity, any entity that, directly or indirectly, controls, is controlled by, or is under common control with, such entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise.

          B. "Subsidiary," when used with reference to an entity, means any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

          C. "Material Adverse Change" means any material adverse change in the condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of RCBI, RDFC or the Bank and specifically includes any change that reduces the shareholders' equity of RCBI (on a consolidated basis) by an amount equaling or exceeding $250,000. Material Adverse Change does not include any change with respect to, or effect on RCBI, RDFC or the Bank resulting from a change in law, rule, regulation or GAAP or from any other matter affecting federally insured depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest or deposit rates; provided, any such change does not impact RCBI more adversely than other similarly situated financial institutions.

          D. "Environmental Laws" means the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health or safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, indoor air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          E. "Hazardous Material" means, without limitation, any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product.

          F. "Property" or "Properties" shall include all real property owned or leased by RCBI or the Bank, including, but not limited to properties that the Bank has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

     Section 11.11  Specific Performance.  Each of the parties hereto
                    --------------------
acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 11.12  Attorneys' Fees and Costs.  In the event attorneys' fees or
                    -------------------------
other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     Section 11.13  Rules of Construction.  Each use herein of the masculine,
                    ---------------------
neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     Section 11.14  Binding Effect; Assignment.  All of the terms, covenants,
                    --------------------------
representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 11.14 shall be void and of no effect.

     Section 11.15  Public Disclosure.  The parties will cooperate in the
                    -----------------
preparation of a press release to be issued at the time of execution of this Agreement. Neither HCBI nor RCBI will make, issue or release any other announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other party to this Agreement; provided, however, that notwithstanding the foregoing, HCBI and RCBI will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

     Section 11.16  Extension; Waiver.  At any time prior to the Closing Date,
                    -----------------
the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section
11.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

     Section 11.17  Amendments.  To the extent permitted by applicable law,
                    ----------
this Agreement may be amended by action taken by or on behalf of the Board of Directors of HCBI and RCBI at any time before or after adoption of this Agreement by the shareholders of RCBI but, after any submission of this Agreement to such shareholders of RCBI for approval, no amendment shall be made that (i) decreases the consideration to be paid for RCBI Stock as set forth in
Section 1.05, or (ii) materially and adversely affects the rights or obligations of the shareholders of RCBI hereunder, without the approval of the shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     IN WITNESS WHEREOF, HCBI and RCBI have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                         HENDERSON CITIZENS BANCSHARES, INC.


                         By:  /s/ Milton S. McGee, Jr.
                              ---------------------------------------
                              Milton S. McGee, Jr. President



                         RUSK COUNTY BANCSHARES, INC.


                         By:  /s/ Tommy L. Roberts
                              ---------------------------------------
                              Name:  Tommy L. Roberts
                              Title:  President